EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Monthly Distribution of $0.1175 Per Share for June 2019

NEW YORK, June 05, 2019 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (the “Company”) (NASDAQ: SUNS) declared a distribution of $0.1175 per share for the month of June 2019. The distribution is payable on July 2, 2019 to stockholders of record as of June 20, 2019. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company generally invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow senior secured loans, including first lien loans, and asset-based loans collateralized on a first lien basis primarily by current assets.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770